Exhibit 10.1

EXECUTIVE SEPARATION AGREEMENT AND RELEASE

THIS EXECUTIVE SEPARATION AGREEMENT AND RELEASE (the “Agreement”) is by and between CECO Environmental Corp. (the “Company”) and Matthew Eckl (the “Executive”) as of the Effective Date (as defined below).

WHEREAS, the Company has decided to terminate the Executive’s employment as the Company’s Chief Financial Officer, and the Company and the Executive have mutually agreed to the following satisfactory transitional arrangements.

NOW, THEREFORE, in consideration of this mutual Agreement, the Company and the Executive hereby agree as follows:

1. Departure. Executive’s duties as Chief Financial Officer shall conclude on August 20, 2022 (the “Departure Date”) and Executive’s employment with the Company shall cease on the Departure Date. The Company shall be deemed to have satisfied the notice requirements for a termination of the Executive’s employment to be effective as of the Departure Date under the Executive Employment Agreement, dated as of January 9, 2017, by and between the Company and the Executive (the “Employment Agreement”), a copy of which is attached hereto.

2. Departure Payments. The Company will provide the Executive with the following compensation, provided, in the case of paragraphs (b)-(d), that the Executive has timely executed and not revoked the Release (as set forth in Section 6 of this Agreement) and provided further that the Executive does not violate Section 5 of this Agreement; such compensation shall be in full satisfaction of Section 4 of the Employment Agreement:

(a) The Company has paid or will pay the Executive, in one or more cash payments within 50 calendar days after the Departure Date (specifically, no later than October 9, 2022), the aggregate of the following amounts: the sum of (i) Executive’s annual base salary earned through the Departure Date to the extent not theretofore paid; (ii) Executive’s business expenses that are reimbursable pursuant to Section 2(b)(viii) of the Employment Agreement but have not been reimbursed by the Company as of the Departure Date; and (iii) any accrued vacation pay to the extent not theretofore paid.

(b) On the 61st calendar day after the Departure Date (specifically, October 20, 2022), the Company will pay the Executive Three Hundred Sixty-Six Thousand Dollars ($366,000) in a lump sum in cash, which amount represents the Executive’s annual base salary.

(c) The Company shall pay to the Executive a lump sum cash amount equal to the product of $201,300 (Executive’s 2022 target annual bonus) multiplied by 1.25 (specifically, $251,625), payable at the time 2022 annual bonus payments are made to the Company’s then-current employees, in lieu of any other payment to which Executive may be entitled under the Company’s 2022 annual bonus program.

(d) On the 61st calendar day after the Departure Date (specifically, October 20, 2022), the Company will pay the Executive the amount in a lump sum in cash that represents the product of (i) 12 multiplied by (ii) the monthly COBRA premium for health, dental and vision benefits in effect for the Executive (and Executive’s spouse and dependents) immediately prior to the Departure Date, with such payment to be treated as taxable to the Executive.

(e) In lieu of and notwithstanding the default treatment set forth in the award agreements applicable to the service-based restricted stock unit awards granted to the Executive in 2018, 2019, 2020 and 2021 that remained unvested and outstanding as of the Departure Date (the “RSUs”), as set forth on Exhibit A, such RSUs shall accelerate and be deemed vested as of the Departure Date, and shall be settled in shares not later than March 15, 2023; provided, that such accelerated vesting and settlement is contingent on the Executive timely executing and not revoking the Release (as set forth in Section 6 of this Agreement) and the Executive not violating Section 5 of this Agreement.

3. Obligations of Executive at Departure. Executive hereby resigns as an officer or director of any subsidiaries of the Company effective as of the Departure Date and represents and warrants that Executive will, on or before the

Exhibit 10.1

Departure Date, provide any resignations from such other positions as the Company deems necessary. Executive further represents and warrants that Executive will, on or before such date, deliver to the Company the original and all copies of all documents, records, and property of any nature whatsoever which are in Executive’s possession or control and which are the property of the Company or which relate to Confidential Information (as defined in Section 8 of the Employment Agreement), or to the business activities, facilities, employees, vendors, suppliers or customers of the Company, including any records (electronic or otherwise), documents or property created by the

Executive.

4. Other Agreements. Except as provided below, all the terms of the agreement between the Company and the Executive are embodied in this Agreement and it fully supersedes any and all prior agreements or understandings, written or oral, including any notice periods contained therein, between the Executive and the Company, including, but not limited to, the Employment Agreement:

(a) This Agreement does not affect the restrictive covenants set forth in Section 8 of the Employment Agreement, which shall remain in effect as binding obligations in accordance with their terms.

(b) This Agreement does not limit or restrict in any way Executive’s existing rights or obligations under the Company’s employee benefit plans, including any retirement plan, retirement savings plan, or group medical plan.

5. Restrictive Covenants. The Executive acknowledges and agrees to comply with the restrictive covenants set forth in Section 8 of the Employment Agreement. Notwithstanding anything in this Agreement to the contrary (or otherwise), nothing in this Agreement (or otherwise) prevents Executive from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for the purpose of clarity Executive is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Securities Exchange Act of 1934, as amended.

6. Release.

(a)
In consideration of the promises and covenants made herein, the Executive, for the Executive, the Executive’s heirs, executors, administrators, successors and assigns, does hereby RELEASE, ACQUIT AND FOREVER DISCHARGE the Company, and each of its parent, subsidiary, related and affiliated corporations or other entities, and each of their respective present or former officers, directors, shareholders, employees, agents, representatives, successors and assigns (all of whom are hereinafter collectively referred to as "Releasees") from any and all claims, demands, causes of action and liabilities of any kind or character, accrued or to accrue hereafter, which the Executive ever had, now has or may hereafter have against Releasees, through the Departure Date, arising out of any act, omission, statement, representation, transaction or occurrence, including, without limitation, those related to the Executive’s employment by the Company or the termination thereof. Without limiting the generality of the foregoing, it is understood and agreed that this Release constitutes a release of any claim or cause of action: (i) for breach of any employment, commission or other agreement existing between the Executive and the Company, all of which are hereby acknowledged to have terminated, except as otherwise stated herein; or (ii) otherwise related, in any way, to the Executive’s employment by the Company, including the termination thereof, and includes, without limitation, claims under Title VII of the Civil Rights Act of 1964 (and all of its amendments); the Americans with Disabilities Act of 1990, as amended; the Age Discrimination in Employment Act; the Older Workers Benefit Protection Act; the Anti-Retaliation provision of the Texas Workers Compensation Act; the Fair Labor Standards Act; the Texas Pay Day Law; the Texas Labor Code; the Family and Medical Leave Act; the Occupational Safety and Health Act; the National Labor Relations Act; the Fair Credit Reporting Act, as amended; the Rehabilitation Act; the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA); the Sarbanes-Oxley Act of 2002; the Employee Polygraph Protection Act; the Financial Institutions Reform, Recovery and Enforcement Act; the Uniform Services Employment and Reemployment Rights Act of 1994; and any other state or federal statute or regulation governing the employment relationship or the Executive's rights, or the Company's obligations, in connection therewith. This release also constitutes a release of any claim or cause of action for invasion of

Exhibit 10.1

privacy, intentional or negligent infliction of emotional distress, wrongful termination, promissory estoppel, false imprisonment, defamation, negligence, gross negligence, breach of contract, libel or slander, tortious interference with contract or business relationship, misrepresentation, deceptive trade practices, fraud, and any employment-related claims, or for any personal injuries, however characterized, or by virtue of any fact(s), act(s) or event(s) occurring prior to the date of this Agreement.

(b)
THE EXECUTIVE UNDERSTANDS THAT BY SIGNING AND NOT REVOKING THIS RELEASE, THE EXECUTIVE IS WAIVING ANY AND ALL RIGHTS OR CLAIMS WHICH THE EXECUTIVE MAY HAVE UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT AND/OR THE OLDER WORKERS BENEFIT PROTECTION ACT (“OWBPA”) FOR AGE DISCRIMINATION ARISING FROM EMPLOYMENT WITH THE COMPANY, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO SUE THE COMPANY IN FEDERAL OR STATE COURT FOR AGE DISCRIMINATION. THE EXECUTIVE FURTHER ACKNOWLEDGES THAT THE EXECUTIVE: (1) DOES NOT WAIVE ANY CLAIMS OR RIGHTS THAT MAY ARISE AFTER THE DATE THE AGREEMENT IS EXECUTED; (2) WAIVES CLAIMS OR RIGHTS ONLY IN EXCHANGE FOR CONSIDERATION IN ADDITION TO ANYTHING OF VALUE TO WHICH THE EXECUTIVE IS ALREADY ENTITLED; (3) HAS BEEN ADVISED BY THE COMPANY IN WRITING OF THE EXECUTIVE’S RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE; (4) AGREES THAT THIS AGREEMENT IS WRITTEN IN A MANNER CALCULATED TO BE UNDERSTOOD BY THE EXECUTIVE, AND THE EXECUTIVE, IN FACT, UNDERSTANDS THE TERMS, CONTENTS, CONDITIONS, AND EFFECTS OF THIS AGREEMENT, AND HAS ENTERED INTO THIS AGREEMENT KNOWINGLY AND VOLUNTARILY; AND (5) HAS RECEIVED THE DISCLOSURES REQUIRED BY THE OWBPA, WHICH ARE ATTACHED TO THIS AGREEMENT AS EXHIBIT B.

(c)
Anything herein to the contrary notwithstanding, this Agreement does not constitute a release nor a waiver of the Executive’s right to file a charge or participate in an investigation or proceeding conducted by the Equal Employment Opportunity Commission, the Texas Workforce Commission, or any other governmental agency with jurisdiction to regulate employment conditions or regulations; provided further, that the Executive does release and relinquish any right to receive any money, property, or any other thing of value, or any other financial benefit or award, as a result of any proceeding of any kind or character initiated by any such governmental agencies or organizations.

(d)
The Executive acknowledges that the payments contemplated by Section 2 include consideration which the Executive would not be entitled to receive but for the Executive’s execution and non-revocation of this Agreement.

7. Power of Attorney. The Company hereby revokes any and all powers of attorney the Company may have granted the Executive during the Executive’s employment with the Company.

8. Expenses and Insurance. With respect to services provided by the Executive to the Departure Date and pursuant to this Agreement, the Company shall (a) reimburse Executive for reasonable business expenses incurred in the performance of Executive’s services, (b) maintain Director and Officer insurance coverage for the Executive consistent with that provided to other Company directors and officers, and (c) provide Executive with full indemnification as permitted by law.

9. Taxes. All payments made herein or the value of all property transferred to Executive hereunder shall be subject to applicable payroll and withholding taxes. This Agreement shall be construed and administered in compliance with Section 409A of the Internal Revenue Code. The parties agree to amend the Agreement as may be necessary to avoid application of Code Section 409A excise taxes or penalties to payments made pursuant to this Agreement.

Exhibit 10.1

10. Severability. In the event any one or more of the provisions of this Agreement (or any part thereof) shall for any reason be held to be invalid, illegal or unenforceable, the remaining provisions of this Agreement (or part thereof) shall be unimpaired, and the invalid, illegal or unenforceable provision (or part thereof) shall be replaced by a provision (or part thereof), which, being valid, legal and enforceable, comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provisions. However, in the event that any such provision of this Agreement (or part thereof) is adjudged by a court of competent jurisdiction to be invalid, illegal or unenforceable, but that the other provisions (or part thereof) are adjudged to be valid, legal and enforceable if such invalid, illegal or unenforceable provision (or part thereof) were deleted or modified, then this Agreement shall apply with only such deletions or modifications, or both, as the case may be, as are necessary to permit the remaining separate provisions (or part thereof) to be valid, legal and enforceable.

11. Governing Law. This Agreement shall be governed by the substantive laws of the State of Texas without regard to its conflict of laws provisions or the laws of any other jurisdiction in which the Executive resides or performs any duties hereunder, or where any violation of the Agreement occurs.

12. Successors; Binding Agreement; Notices. The Company shall have the right to assign its obligations under this Agreement to any entity that acquires all or substantially all of the assets of the Company and continues the Company’s business. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the Company and its successors and assigns. The Executive may not assign the Executive’s rights or delegate the Executive’s obligations hereunder. Except as otherwise set forth under Section 15, all notices and other communications hereunder or under the Employment Agreement shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows: If to the Executive, at the most recent address on file at the Company. If to the Company, to CECO Environmental Corp.; 14651 North Dallas Parkway, Suite 500; Dallas, Texas, 75254.

13. Amendment; Waiver. This Agreement may be amended or modified only by a written instrument executed by the Company and the Executive. No provision of this Agreement may be waived or discharged unless such waiver or discharge is in writing and signed by the Chief Executive Officer of the Company. Any failure by Executive or the Company to enforce any of the provisions of this Agreement shall not be construed to be a waiver of such provisions or any right to enforce each and every provision in the future. A waiver of any breach of this Agreement shall not be construed as a waiver of any other or subsequent breach.

14. Time Period for Enforceability/Revocation of Agreement. The Company's obligation to pay the amounts set forth in Section 2 and provide any other benefits described in this Agreement is contingent upon the Executive executing and returning this Agreement to the Company. The Executive may take up to forty-five (45) days after receiving this Agreement, to consider this Agreement prior to executing it. The Executive may sign this Agreement at any time during this forty-five (45) day period, except that the Executive may not sign this Agreement prior to the Departure Date. Any changes made to this Agreement after presentation to the Executive will not restart the running of the forty-five (45) day period. After executing this Agreement, the Executive shall have seven (7) days during which time the Executive may revoke the Executive’s consent to this Agreement by given written or electronic notification of the decision to revoke to the Company. This Agreement will not become effective or enforceable, and the payments and benefits described herein shall not become due, until such revocation period has expired and the Executive has delivered a written or electronic notice that the Executive has not exercised the Executive’s right to revoke this Agreement which notice is dated not less than eight (8) days after the date on which this Agreement is executed in substantially the form attached hereto as Exhibit C.

15. Notice of Revocation. Any notice of revocation to be given pursuant to the foregoing paragraph shall be sent by email or facsimile transmission to: Lynn Watkins-Asiyanbi, Senior Vice President, General Counsel and Corporate Secretary at lwatkins@OneCECO.com or (214) 351-4172. The Executive understands and acknowledges that the Executive will not receive any monies or benefits pursuant to this Agreement except upon the execution and non-revocation of this Agreement, and the fulfillment of the promises contained herein.

16. Effective Date. The Effective Date of this Agreement shall be the date on which it is signed by the Executive, provided that it is also signed by the Company, regardless of when it is signed by the Company and provided that the Executive does not revoke this Agreement in accordance with the provisions hereof.

Exhibit 10.1

THE COMPANY AND THE EXECUTIVE ACKNOWLEDGE THAT (A) EACH HAS CAREFULLY READ THIS AGREEMENT, (B) EACH UNDERSTANDS ITS TERMS, (C) ALL UNDERSTANDINGS AND AGREEMENTS BETWEEN THE COMPANY AND THE EXECUTIVE RELATING TO THE SUBJECTS COVERED IN THE AGREEMENT ARE CONTAINED IN IT, AND (D) EACH HAS ENTERED INTO THIS AGREEMENT VOLUNTARILY AND NOT IN RELIANCE ON ANY PROMISES OR REPRESENTATIONS BY THE OTHER, OTHER THAN THOSE CONTAINED IN THIS AGREEMENT ITSELF.

Exhibit 10.1

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

Matthew Eckl	CECO Environmental Corp.

/s/ Matthew Eckl	/s/ Todd Gleason
Signature of Executive	Todd Gleason
Chief Executive Officer

September 30, 2022	September 9, 2022
Date	Date

Exhibit 10.1

OMITTED SCHEDULES

EXHIBIT A: Accelerated RSUs

EXHIBIT B: Program Information

EXHIBIT C: Notice of Non-Revocation